NEWS
RELEASE

2005-09

FOR IMMEDIATE RELEASE
Contact: Doug Aron
713-688-9600 x145

FRONTIER OIL ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

HOUSTON, TEXAS, May 23, 2005 - Frontier Oil Corporation (NYSE: FTO) announced that Julie Edwards, Executive Vice President - Finance & Administration and Chief Financial Officer has resigned to pursue another career opportunity. Her resignation is effective May 31, 2005. Frontier’s Chairman, President and CEO, James Gibbs, will assume Ms. Edwards’ responsibilities until a successor is named. The Company is in the final stages of its search and expects to name a successor very soon.

Gibbs commented, “We have very much enjoyed working with Julie Edwards for the last 14 years, she has done an outstanding job for our Company and we wish her nothing but the best in her future endeavors.”

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 46,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states. Information about the Company may be found on its web site www.frontieroil.com.

This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.

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